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                                                                     Exhibit 23b
                                                   Consent of Grant Thornton LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our reports dated November 7, 2000 accompanying the 2000 consolidated financial statements of Technical Communications Corporation and subsidiaries appearing in the 2000 Annual Report of the Company to its shareholders and included in the Annual Report on Form 10-K for the year ended September 30, 2000 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

                                                          /s/ GRANT THORNTON LLP



Boston, Massachusetts
May 2, 2001



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